Exhibit 10.18

INVESTMENT AGREEMENT

(Unregistered Shares – Battlefield I)

THIS INVESTMENT AGREEMENT (“Agreement”) is made as of March 28, 2012, by and between HOWARD BANCORP, INC., a Maryland corporation (“Issuer”), and Weaver Consulting & Asset Management, LLC d/b/a BATTLEFIELD CAPITAL MANAGEMENT, LLC, a Pennsylvania limited liability company (“Investor”).  Investor is entering into this Agreement on behalf of accounts that it manages or advises and for which it has discretionary authority to buy or sell shares.

WHEREAS, the Board of Directors of Issuer (the “Board of Directors”) proposes to issue to Investor, and Investor proposes to purchase from Issuer, that number of shares of common stock of Issuer, $0.01 par value per share (“Issuer Common Stock”), such that, after giving effect to (a) the shares of Issuer Common Stock sold in the public rights offering (the “Rights Offering”) described in the Issuer’s Registration Statement on Form S-1 (File No. 333-178204) as filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 28, 2011, as amended and supplemented from time to time (collectively, the “S-1 Registration Statement”), (b) the shares of Issuer Common Stock sold in the public offering (the “Public Offer”) described in the S-1 Registration Statement, (c) the purchase and sale of shares of Issuer Common Stock pursuant to the separate investment agreements dated the date hereof between Issuer, on the one hand, and other third parties, on the other hand (collectively, the “Institutional Placement”), and (d) such purchase and sale of shares of Issuer Common Stock pursuant to this Agreement, Investor shall own 9.8% (the “Investor Percentage”) of the total number of shares of Issuer Common Stock outstanding on the Closing Date (as defined in Section 2.1 hereof) (each, a “Share”, and collectively, the “Shares”); and

WHEREAS, the Board of Directors of Issuer believes that the sale of the Shares, under the terms and conditions set forth in this Agreement, is in the best interests of Issuer;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, mutually agree as follows:

1.  Purchase and Sale of Shares.

1.1  Subject to the terms and conditions set forth herein, on the Closing Date, Issuer shall sell, transfer, assign and deliver unto Investor, and Investor shall purchase from Issuer, the Shares such that Investor shall own the Investor Percentage on the Closing Date.  The aggregate purchase price for the Shares is (i) $7.30 multiplied by (ii) the number of the Shares on the Closing Date (the “Purchase Price”).

1.2  At the Closing, Investor shall pay to Issuer the Purchase Price, in cash, in consideration of its purchase of the Shares.

1.3  Any certificate or certificates representing the Shares, shall bear the following legend or a legend similar to the following, in addition to any legend that may be required by the “blue sky” laws of any state, until such time as the applicable Securities are tradable without restriction pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) and under other applicable law:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER APPLICABLE STATE SECURITIES ACTS (THE “STATE ACTS”) NOR IS SUCH REGISTRATION CONTEMPLATED.  SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE ACT AND THE STATE ACTS, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE BOARD OF DIRECTORS OF THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE BOARD OF DIRECTORS OF THE COMPANY OF EVIDENCE SATISFACTORY TO THE BOARD TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE ACT OR STATE ACTS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

2.  The Closing.

2.1  The closing of the transactions contemplated under this Agreement (the “Closing”) shall take place at 10:00 a.m. at the main office of Issuer, 6011 University Boulevard, Suite 370, Ellicott City, Maryland, or at such other place as the parties shall agree in writing, on the date following the sixth (6th) trading day after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Sections 10, 11 and 12 (other than those conditions that by their nature are to be satisfied or waived at the Closing) and the completion of the Rights Offering and the Public Offer or such other date mutually agreed upon by the parties (the “Closing Date”).

2.2  Immediately prior to the Closing (and as a condition of Investor’s obligations to purchase the Shares and otherwise perform its obligations under this Agreement), Issuer shall deliver to Investor a certificate executed by its Chief Executive Officer certifying that (a) as of such date, to her knowledge, the representations and warranties of Issuer set forth herein are accurate and complete in all respects and (b) that there has not been since the execution of this Agreement any material adverse change to Issuer’s business.

2.3  Immediately prior to the Closing (and as a condition of Issuer’s obligations to deliver the Shares and otherwise perform its obligations under this Agreement), Investor shall deliver to Issuer a certificate executed by its Chief Executive Officer certifying as to Investor that as of such date, to his or her knowledge, the representations and warranties of Investor set forth herein are accurate and complete in all material respects.

2.4  At the Closing, subject to the terms and conditions hereof, Issuer shall issue the Shares to Investor and deliver to Investor a certificate representing the Shares, duly registered in the name of Investor, as specified on the signature page hereto.

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2.5  At the Closing, subject to the terms and conditions hereof, Investor shall deliver to Issuer the Purchase Price by wire transfer of immediately available funds to an account designed by Issuer.

3.  Representations, Warranties and Covenants of Issuer.  In addition to the warranties, representations and covenants of Issuer contained elsewhere herein, Issuer hereby warrants, represents and covenants to Investor as follows:

3.1  Issuer is a corporation organized, validly existing and in good standing under the laws of the State of Maryland with full corporate power and authority to own and hold its properties and to carry on its business as now conducted, and is duly registered and qualified to conduct its business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except as has not had or would not reasonably be expected to have a material adverse effect upon Issuer’s ability to conduct its business or consummate the transactions contemplated hereby.

3.2  The authorized common stock of Issuer consists of 10,000,000 shares of Issuer Common Stock, of which 2,640,264 shares were issued and outstanding as of the date of this Agreement.  The authorized preferred stock of Issuer consists of 5,000,000 shares of preferred stock, par value $0.01 per share (“Issuer Preferred Stock”), of which 12,562 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series AA, are issued and outstanding and held by U.S. Department of Treasury under the Small Business Lending Fund program as of the date of this Agreement.  Other than the Issuer Common Stock and Issuer Preferred Stock, there are no other authorized classes of equity securities of Issuer.  Except as disclosed in Schedule 3.2 to this Agreement, there are no outstanding subscriptions, options, warrants, debt instruments or other agreements obligating Issuer to issue, sell or otherwise dispose of any shares of Issuer Common Stock.  As of the Closing, the Shares are being sold, and (upon receipt by Investor at the Closing) will be, free and clear of all liabilities, debts, obligations, encumbrances, leases, indebtedness, liens, charges, and pledges, of whatever nature, whether fixed or contingent, disclosed or undisclosed, foreseen or unforeseen, as of the date of this Agreement.

3.3  Issuer possesses the requisite corporate power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and no additional consent or approval of any other person, entity or governmental authority is required therefor.

3.4  This Agreement has been duly executed and delivered by Issuer and (assuming it has been duly authorized, executed and delivered by Investor) is a legal, valid and binding obligation of Issuer and is fully enforceable against it in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

3.5  The execution and delivery of this Agreement by Issuer, the consummation of the transactions contemplated hereby, and the compliance by Issuer with the terms and provisions hereof, will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) any agreement to which Issuer is a party or by which it or its properties or assets are bound, or violate any law, regulation, decree, writ, order or injunction which, collectively, would have a material adverse effect upon Issuer’s ability to consummate the transactions contemplated hereby.

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3.6  Issuer has made all necessary filings with all applicable federal, state and local authorities and/or regulatory bodies, and has complied with all applicable laws, in each case with respect to the transaction contemplated herein, and Issuer will take all such further actions as are necessary or appropriate to cause the transaction contemplated hereby to comply with all applicable laws.

3.7  The audited consolidated financial statement of Issuer and its subsidiaries at and for the periods ended December 31, 2009, 2010 and 2011 fairly present in all material respects the consolidated financial position and results of operation of Issuer and such subsidiaries as, at and for such periods, in each case, in accordance with Generally Accepted Accounting Principles in the United States consistently applied during the periods involved, except in each case, as may be noted therein.  Except as disclosed in Schedule 3.7 to this Agreement, neither Issuer nor Howard Bank (the “Bank”) has received notice from any governmental authority that the Bank’s Reports of Condition (“CALL Reports”) submitted to its primary federal regulator and the State of Maryland under the applicable law fail to conform in all material respects to the Federal Financial Institutions Examination Council’s requirements for CALL Reports or the requirements of Section 37 of the Federal Deposit Insurance Act and applicable regulations thereunder.  Except as disclosed in Schedule 3.7 to this Agreement, since the filing of Issuer’s most recent call report, there has been no material adverse change to Issuer’s financial condition or its results of operations of the kind which would be required to be disclosed in filings with the SEC under applicable federal securities laws if Issuer were required to file reports pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which have not been so disclosed to Investor.

4.  Representations, Warranties and Covenants of Investor.  In addition to the warranties, representations and covenants of Investor contained elsewhere herein, Investor hereby warrants, represents and covenants to Issuer as follows:

4.1  Investor is a limited liability company organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania with full corporate power and authority to own and hold its properties and to carry on its business as now conducted, and is duly registered and qualified to conduct its business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except as has not had or would not reasonably be expected to have a material adverse effect upon Investor’s ability to conduct its business or consummate the transactions contemplated hereby.

4.2  Investor possesses all requisite power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and no additional consent or approval of any other person, entity or governmental authority is required therefor.

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4.3  This Agreement has been duly executed and delivered by Investor and (assuming it has been duly authorized, executed and delivered by Issuer) is a legal, valid and binding obligation of Investor and is fully enforceable against it in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

4.4  Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in Issuer Common Stock and is able to bear the economic risk of loss with respect to its investment in Issuer Common Stock.  Investor is not an officer, director or “affiliate” (as that term is defined in Rule 405 promulgated under the Securities Act) of Issuer.

4.5  The execution and delivery of this Agreement by Investor, the consummation of the transactions contemplated hereby, and the compliance by Investor with the terms and provisions hereof will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) any agreement to which Investor is a party or by which it or its properties or assets are bound, or violate any law, regulation, decree, writ, order or injunction which, collectively, would have a material adverse effect upon Investor’s ability to consummate the transactions contemplated hereby.

4.6  The representations and warranties made here in are accurate in all material respects.  Investor will have the fiduciary and legal authority of assets under management sufficient to pay the Purchase Price as of the Closing.

4.7  Investor has requested and received such information and has made such due diligence investigation, including having such access to the management of Issuer and the books and records of Issuer and its affiliated companies, as Investor has deemed pertinent to its consideration of the purchase of the Shares.  Investor has had the opportunity to question, and has questioned, to the extent deemed necessary or appropriate, representatives of Issuer so as to receive answers and verify information obtained in such Investor’s examination of Issuer, including the information that Investor has received and reviewed as otherwise referenced herein in relation to its investment in the Shares.  Investor has not been furnished a prospectus or any part of a registration statement filed with the SEC or state securities agency or commission.  Investor has reviewed publicly available information regarding Issuer and the information provided to Investor by Issuer in connection with Investor’s due diligence and is familiar with the existing and proposed business operations, management and financial condition of Issuer.  Investor acknowledges and understands the risks involved in and tax consequences of this investment, including the risk of losing the entire investment in the Issuer Common Stock, and the tax consequences of this investment to Investor.

4.8  Investor is not relying on Issuer or on any legal or other opinion in the materials reviewed by Investor with respect to the financial or tax considerations of Investor relating to its investment in the Shares, and has consulted with its own legal, accounting, tax, investment and other advisers for legal, tax treatment or investment advice with respect to the merits and risk of an investment in Issuer Common Stock, the transactions contemplated by this Agreement and the securities laws of any jurisdiction applicable to Investor.  Investor has relied solely on the representations and warranties, covenants and agreements of Issuer in this Agreement and on its examination and independent investigation in making its decision to acquire the Shares.

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4.9  No oral or written material representations have been made to Investor in connection with Investor’s acquisition of the Shares which were in any way inconsistent with the information reviewed by Investor.  Investor acknowledges that in deciding whether to enter into this Agreement and to purchase the Shares hereunder, it has not relied on any representations or warranties of any type or description made by Issuer or any of its representatives with regard to Issuer, any of its subsidiaries, any of their respective businesses or properties, or the prospects of the investment contemplated herein, other than the representations and warranties set forth in Section 3 hereof.

4.10  The Shares are being purchased for accounts managed or advised by Investor, with their own funds and not the funds of any other person, for investment only and not with a view toward resale, assignment, fractionalization, or distribution thereof.  Investor acknowledges and agrees that it may not sell, transfer or otherwise dispose of the Shares unless the resale of such shares have been registered under the Securities Act and applicable state securities laws and such sale or other disposition is made pursuant to such registration, or an exemption from the registration requirements of the Securities Act and such laws is available, in which case, if reasonably requested by Issuer, such sale or other disposition can only be effected if (i) the purchaser or transferee agrees in writing to be bound by the applicable terms of this Agreement and (ii) unless effected pursuant to Rule 144 under the Securities Act, Investor shall have furnished Issuer with an opinion of counsel, reasonably satisfactory to Issuer, that such disposition will not require registration under the Securities Act.  Investor has no present arrangement (whether or not legally binding) at any time to transfer the Shares.  There are no agreements or other arrangements, written or otherwise, between Investor and any other person to act together for the purpose of acquiring, holding, voting or disposing of the Shares.  Investor also represents that each of the accounts which it manages or advises to which the Shares will be allocated is an “accredited investor,” as that term is defined in Rule 501 of Regulation D under the Securities Act, and either does not have the discretion to distribute or resell the Shares allocated to it or is not purchasing such allocation of Shares with a view toward resale, assignment, fractionalization, or distribution thereof.  Investor also represents that it has discretionary authority to act on behalf of such accounts.

4.11  Investor has not incurred any obligation for any finder’s or broker’s or agent’s fees or commissions in connection with the transactions contemplated hereby.

4.12  Investor acknowledges and agrees that the Shares are not shares of capital stock in the Bank and are not savings accounts or deposits of the Bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency, and that no Federal or state governmental agency has passed upon or will pass upon the offer or sale of the Shares or has made or will make any finding or determination as to the fairness of this investment.

5.  Confidentiality Agreement.  Investor and Issuer hereby acknowledge that the Confidentiality Agreement entered into between them dated October 30, 2011 remains in full force and effect until the Closing.

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6.  Notices.  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be by registered or certified mail, return receipt requested, or guaranteed overnight delivery, addressed as set forth below or as may be otherwise specified by notice meeting the requirements of this paragraph.  All notices shall be deemed given when mailed pursuant to the foregoing sentence.  Notices shall be addressed as follows:

If to Issuer:

Howard Bancorp, Inc.

ATTN: Mary Ann Scully

Chairman, President and Chief Executive Officer

6011 University Blvd., Suite 370

Ellicott City, MD  21043

Telephone:  (410) 750-0024

Facsimile No.:  (410) 750-8588

With a copy to:

Frank C. Bonaventure, Jr.

Ober|Kaler

100 Light Street

Baltimore, MD  21202

Telephone:  (410) 347-7305

Facsimile No.:  (443) 263-7505

If to Investor:

James M. Weaver

Chief Executive Officer

Weaver Consulting & Asset Management, LLC

620 Freedom Business Center, Suite 200

King of Prussia, PA  19406

Telephone:  (610) 205-6110

Facsimile No.:  (610) 371-7745

7.  Issuer Covenants.  In connection with the issuance of the Shares:

7.1  For a period of three (3) years following the Closing Date, Issuer shall use commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Issuer after the date hereof pursuant to the Exchange Act.  Upon the request of Investor, Issuer shall deliver to Investor a written certification of a duly authorized officer as to whether it has complied with the preceding sentence.  For a period of three (3) years following the Closing Date, if Issuer is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to Investor and make publicly available in accordance with Rule 144 promulgated under the Securities Act such information as is required for such persons to sell shares of Issuer Common Stock under Rule 144 promulgated under the Securities Act.

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7.2  For a period of three (3) years following the Closing Date, Issuer shall use commercially reasonable efforts to cause the Issuer Common Stock to continue to be registered under Section 12(b) or 12(g) of the Exchange Act, and to comply in all respects with is reporting and filing obligations under the Exchange Act.

7.3  Issuer acknowledges that it believes, and agrees not to take a contrary position (assuming no change in the facts as of the date hereof), that Investor is not an “affiliate” (as defined in Rule 144 promulgated under the Securities Act) of Issuer as of the Closing Date.  Issuer further agrees that to the extent that current securities laws applicable to Issuer permit a person who is not an “affiliate” (as defined in Rule 144 promulgated under the Securities Act) that acquires Shares from Investor to tack onto such person’s holding period Investor’s holding period of such Shares ,  Issuer agrees not to take a contrary position.

7.4  For a period of three (3) years following the Closing Date, Issuer shall use its commercially reasonable efforts to cause all of the Shares issued to the Investor to be listed on the NASDAQ Capital Market to the extent it meets the listing requirements thereof.

8.  [Intentionally Omitted]

9.  [Intentionally Omitted].

10.  Mutual Conditions to Closing.  The obligation hereunder of Investor to purchase, and Issuer to sell, the Shares at the Closing is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below (unless waived by Investor and Issuer):

10.1  All consents and approvals of any regulatory body or agency necessary to consummate the transactions contemplated by this Agreement shall have been obtained and all notice and waiting periods required by law to pass after receipt of such approvals or consents shall have passed, and all conditions to consummation of the transactions set forth in this Agreement shall have been satisfied.

10.2  There shall be no actual or threatened causes of action, investigations or proceedings (i) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, (ii) seeking damages in connection with the transactions contemplated by this Agreement, or (iii) seeking to restrain or invalidate the transactions contemplated by this Agreement, which, in the reasonable judgment of the parties, based upon advice of counsel, would have a material adverse effect with respect to the interests of the parties to this Agreement.  No judgment, order, injunction or decree (whether temporary, preliminary or permanent) issued by any court or agency of competent jurisdiction or other legal restraints or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.  No statute, rule, regulation, order, injunction or decree (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any regulatory authority that prohibits, restricts, or makes illegal the consummation of the transactions contemplated in this Agreement.

11.  Conditions Precedent to the Obligation of Investor to Purchase the Shares.  The obligation hereunder of Investor to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below (unless waived by the Investor):

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11.1  Each of the representations and warranties of Issuer contained in this Agreement shall be true and correct in all material respects, and Investor shall have received the certificate executed by Issuer’s Chief Executive Officer set forth in Section 2.2 hereof.

11.2  Issuer shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Issuer at or prior to the Closing.

11.3  From the date hereof through the Closing, Issuer shall have raised at least $6,000,000.00 in aggregate gross proceeds from sales of Issuer Common Stock, including proceeds from the sale of Shares hereunder, the Institutional Placement, the Rights Offering and the Public Offer.

11.4  The S-1 Registration Statement, and any amendment or supplement thereto, shall have previously become effective, and such S-1 Registration Statement shall be effective on or immediately prior to the Closing Date and (i) Issuer shall not have received notice that the SEC has issued or intends to issue a stop order with respect to such S-1 Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such S-1 Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC’s concerns have been addressed and Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of such S-1 Registration Statement or related prospectus shall exist.

11.5  The Issuer Common Stock shall have been approved for listing on the Nasdaq Capital Market, trading of the Issuer Common Stock shall not have been suspended by the SEC, the Nasdaq Capital Market or FINRA and the Issuer Common Stock shall not have been delisted from the Nasdaq Capital Market.

12.  Conditions Precedent to the Obligation of Issuer to Sell the Shares.  The obligation hereunder of Issuer to sell the Shares at the Closing is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below (unless waived by the Issuer):

12.1  Each of the representations and warranties of Investor contained in this Agreement shall be true and correct in all material respects, and Issuer shall have received the certificate executed by Investor’s Chief Executive Officer set forth in Section 2.3 hereof.

12.2  Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Investor at or prior to the Closing.

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13.  Gross Up Rights.

13.1  Subject to applicable securities laws, other than the offering registered in the S-1 Registration Statement, Investor shall have the right to purchase its pro rata share of all Equity Securities, as defined below, that Issuer may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 13.5 hereof.  Investor’s pro rata share is equal to the ratio of (a) the total number of outstanding shares of Issuer Common Stock that such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the outstanding Issuer Common Stock (including all shares of Issuer Common Stock issued or issuable upon conversion of any securities convertible into Issuer Common Stock or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities.  The term “Equity Securities” shall include (i) any Issuer Common Stock, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, Issuer Common Stock (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Issuer Common Stock, and (iv) any such warrant or right.

13.2  If Issuer proposes to issue any Equity Securities, it shall give Investor written notice of its intention, describing the Equity Securities and the price and the terms and conditions upon which Issuer proposes to issue the same.  Investor shall have ten (10) days from the receipt of such notice (the “Offer Period”) to notify Issuer in writing that it intends to exercise its Gross-Up Right and as to the amount of Equity Securities Investor intends to purchase, up to the maximum calculated in accordance with Section 13.1 (the “Designated Securities”); provided, however, that if providing Investor ten (10) days’ notice to respond is not practicable, Issuer may provide an earlier deadline for Investor to respond to such notice but giving Investor the maximum number of days to respond as is practicable.  Such notice shall constitute a non-binding indication of interest of Investor to purchase the amount of Designated Securities specified by Investor (or a proportionately lesser amount if the amount of Equity Securities to be offered if such offering of Equity Securities is subsequently reduced) at the price (or range of prices) and other terms set forth in Issuer’s notice to it.  The failure to respond during the Offer Period constitutes a waiver of its Gross Up Right in respect of such offering.  Investor shall execute a binding agreement to purchase any such Equity Securities within 30 days after expiration of the Offer Period, and any Equity Securities that Investor indicated it would purchase but that are not covered by a binding purchase agreement at such time may be sold to other persons, unless the failure to execute such an agreement is attributable to actions of Issuer, in which case Issuer shall have the right to sell the Equity Securities to other persons within a reasonable time after the reason for such delay has been resolved.  Notwithstanding the foregoing, Issuer shall not be required to offer or sell such Equity Securities to any Investor who would cause Issuer to be in violation of applicable federal securities or bank regulatory laws by virtue of such offer or sale.

13.3  Issuer shall have 180 days after expiration of the Offer Period to sell any Equity Securities in respect of which Investor’s Gross Up Rights were not exercised, at a price and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in Issuer’s notice to Investor pursuant to Section 13.2 hereof.  If Issuer has not sold such Equity Securities within 180-day period, Issuer shall not thereafter issue or sell any Equity Securities, without first offering such Equity Securities to the Investor in the manner provided above.

13.4  The Gross Up Rights provided by this Section 13 shall not apply to, and shall terminate upon the earlier of (a) the first date upon which Investor no longer beneficially owns Issuer Common Stock representing at least 9.8% of the issued and outstanding shares of Issuer Common Stock immediately prior to an issuance contemplated under Section 13.1 hereof, (b) the date of any breach by Investor of any obligation under this Agreement, or (c) the third anniversary of the Closing Date.

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13.5  The provisions in this Section 13 shall not apply to any issuance of Equity Securities by Issuer (i) to employees, consultants, officers or directors of Issuer or any of its subsidiaries for the primary purpose of soliciting or retaining their employment or services or in a transaction or pursuant to management or employee agreements, incentive programs or stock purchase or equity compensation plans approved by the Board of Directors (including any such programs or plans in existence on the date hereof), (ii) by Issuer to a third party as consideration in connection with (but not in connection with raising capital to fund) (A) a strategic business combination or other merger, acquisition or disposition transaction, partnership, joint venture, strategic alliance or investment by Issuer or similar non-capital raising transaction approved by the Board of Directors,  or (B) an investment by Issuer or its subsidiaries approved by the Board of Directors in any party which is not prior to such transaction an affiliate of Issuer (whether by merger, consolidation, sale or exchange of stock, sale of assets or securities, or otherwise), (iii)  as part of any offering registered under the Securities Act, provided, that Investor shall not be precluded by Issuer, its underwriter or its agent in connection with such offering from purchasing in such offering, on the same terms and conditions offered to the public, a sufficient number of Designated Securities, so as to maintain its pro rata share of all Equity Securities, (iv) upon the exercise, conversion or exchange of options, warrants or similar rights or other convertible securities, and (v) in connection with any stock split, stock dividend paid on a proportionate basis to all holders of the affected class of capital stock or recapitalization approved by the Board of Directors.

14.  Miscellaneous.

14.1  This Agreement (including any exhibits and schedules hereto) and the other documents delivered or to be delivered hereunder set forth the entire understanding of the parties with respect to its subject matter, supersede all prior agreements and understandings between the parties in respect of its subject matter.  This Agreement shall be binding upon and inure to the benefit of the parties, their heirs, legal representatives, successors and assigns.  This Agreement is not transferable or assignable by the parties without the prior written consent of the other party.

14.2  This Agreement may not be modified, amended, supplemented or altered except by written agreement executed by all parties hereto.  No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege.  No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties.  No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.  The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

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14.3  The parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement and the transactions contemplated hereby.

14.4  The representations, warranties, covenants and agreements of Issuer and Investor contained herein or made pursuant to this Agreement which by their terms are intended to survive the consummation of the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement.

14.5  This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to its conflicts of law principles.  Any legal proceedings with respect to this Agreement shall take place solely within the Circuit Court of Howard County, Maryland and all parties hereto consent to the jurisdiction of said Court.  THE PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.  Notwithstanding the foregoing, a judgment may be enforced by any court of competent jurisdiction.

14.6  Issuer will provide to Investor an advance copy of any proposed announcement to be made by Issuer with respect to this Agreement and/or the transactions contemplated hereby and Investor shall have the right to approve any information contained therein regarding Investor, its affiliates and the transactions contemplated hereby, which approval shall not be unreasonably withheld or delayed.  Further, Investor will not make any public announcement with respect to this Agreement and/or the transactions contemplated thereby without approval by Issuer of the content and timing of such announcement, which approval shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, (a) Issuer or the Bank may disclose information relating to the transactions contemplated by this Agreement without the consent of Investor to any regulatory agency with jurisdiction over Issuer or the Bank or as may be required by law and (b) Investor may disclose information relating to the transactions contemplated by this Agreement without the consent of Issuer in connection with any regulatory applications or notices or other filings made by Investor in connection with the transactions contemplated by this Agreement.

14.7  This Agreement may be executed by facsimile signature and in any number of counterparts, each of which shall for all purposes be deemed an original but all of which together shall constitute one and the same instrument.

14.8  The section and subsection headings contained in this Agreement are included for convenience only and are not to be considered in construing this Agreement.

14.9  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

14.10  Each of Issuer and Investor shall execute and deliver such additional instruments and other documents and shall take such further actions as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

14.11  The obligation of Investor under this Agreement shall expire on July 27, 2012.

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IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.

HOWARD BANCORP, INC., Issuer

By:

Chairman, President and Chief Executive Officer

WEAVER CONSULTING & ASSET
MANAGEMENT, LLC d/b/a BATTLEFIELD CAPITAL
MANAGEMENT, LLC, Investor

By:
James M. Weaver
Chief Executive Officer

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